UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

REDOX INTERNATIONAL GROUP, Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-255055 (Commission File Number)	98-1578603 (IRS Employer Identification No.)

17875 Von Karman Avenue, Suite 150

Irvine, California 92614

(Address of Principal Executive Offices)

(323) 909-2866

Registrant’s telephone number, including area code:

Copies to:

Donald P. Hateley, Esq.

The Hateley Firm, APC

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660

Phone: (949) 438-1040

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 3.02 Unregistered Sales of Equity Securities.

On June 5, 2024, the Board of Directors of Intorio, Corp., which changed its name to Redox International Group, Corp., (the “Company”) on March 10, 2025, approved the issuance of an aggregate of 50,850,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), to certain service providers in consideration for services rendered to the Company due to the Company’s inability to pay in cash. The aggregate fair value of the services rendered was approximately $101,700, implying a per share value of approximately $0.002. However, the Company inadvertently reported the value of per share issuance as $0.20 rather than $0.002 to its transfer agent. The Board of Directors acknowledged the error and adopted a resolution correcting the valuation. No financial statements were issued with the incorrect amount, and the Board has notified the transfer agent to correct the error in their records and memorialized it in a resolution. Accordingly, no restatement of prior financial statements was necessary.

The Shares were issued pursuant to the exemption from registration provided by Regulation S (for non-U.S. persons) and Section 4(a)(2) (for accredited U.S. investors) of the Securities Act of 1933, as amended, as transactions not involving a public offering. The recipients of the Shares are either non-U.S. persons or accredited investors, and no general solicitation was used in connection with the issuance. The recipients consisted of consultants and advisors who provided strategic, legal, and business development services.

The Shares are subject to any applicable restrictions on transfer under U.S. securities laws. The Company did not pay any underwriters, brokers, or placement agents in connection with the issuance.

Between September 2024 and January 2025, certain affiliates of the Company—namely Dr. Han-Wen Ou and Mr. Hsun-Chih Lee—resold an aggregate of 1,725,000 restricted shares of common stock in private transactions to eleven (11) non-U.S. persons located outside the United States. These resales were made prior to the expiration of the one-year distribution compliance period required under Rule 904 of Regulation S of the Securities Act of 1933, as amended.

While the Company was not a direct participant in the transactions, as issuer of the restricted securities, it acknowledges its responsibility to ensure affiliate compliance with U.S. securities laws. The Board of Directors has acknowledged that the transactions may have constituted technical violations of Section 5 of the Securities Act due to the premature resale of restricted securities by affiliates.

In response, both individuals have voluntarily submitted written rescission offers to the respective purchasers, offering to repurchase the shares at the original purchase price. The Company has also initiated enhancements to its internal compliance policies and procedures related to affiliate resales, Regulation S compliance, and securities law reporting obligations. None of the shareholders affected accepted the rescission offer. The Company believes that the failure to accept rescission mitigates the risk of contingent liability as well as future enforcement or private claims.

The Company does not currently believe these events will materially impact its financial position or results of operations but has disclosed them in the interest of transparency and regulatory compliance. The Company will continue to evaluate whether further disclosure is required in future periodic filings and its capitalization table reflects the correct per share value.

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ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 6, 2025, Dr. Han-Wen Ou resigned from his position as the sole director of Redox International Group, Corp. (the “Company”). Dr. Ou’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. Dr. Ou will continue to serve as our Chief Executive Officer.

On the same date, and prior to his resignation, Dr. Ou appointed Mr. Hsun-Chih Lee to serve as a director of the Company to fill the vacancy that would be created by Dr. Ou’s resignation. Mr. Lee had previously served as an officer and affiliate of the Company and brings significant operational and industry experience. Mr. Lee’s appointment was made pursuant to the Company’s bylaws and does not involve any arrangement or understanding with any other person.

The Company thanks Dr. Ou for his service and contributions and welcomes Mr. Lee to the Board.

In the ordinary course of business, the Company has received advances from related parties to fund working capital needs and operating expenses. These advances are non-interest bearing, unsecured, and payable upon demand, and no formal agreements were executed in connection with such transactions.

From May 16, 2024 through August 15, 2025, Dr. Han-Wen Ou, our current chief executive officer and former director, advanced an aggregate of $103,078 to us for general working capital, and operational funding. These advances were made without any expectation of interest or equity conversion and are classified as “Due to Related Parties” on the Company’s balance sheet.

In addition, from May 16, 2024 through August 18, 2025, Mr. Hsun-Chih Lee, our current sole director, advanced us an aggregate of $94,194 under similar terms. These advances were likewise unsecured, non-interest bearing, and repayable upon demand.

There are no other material transactions between us and either Dr. Ou or Mr. Lee that would require disclosure under Item 404(a) of Regulation S-K. We may continue to rely on related party advances in the future as necessary to fund ongoing operations.

ITEM 8.01 Other Events.

On July 7, 2025, the Board of Directors of the Company, acting by written consent, adopted a resolution acknowledging that unregistered resales of common stock by its affiliates may have violated Regulation S resale restrictions. The Board further authorized:

The submission of rescission offers by the affiliates;

•	A review of the Company’s compliance policies and transfer agent oversight procedures;
•	Coordination with securities counsel to determine any required disclosures in SEC filings; and
•	The preparation of a subsequent events footnote for its audited financial statements, if applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDOX INTERNATIONAL GROUP, CORP.

Dated: August 18, 2025	By:	/s/ Han-Wen Ou
	Name:	Han-Wen Ou
	Title:	Chief Executive Officer

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